CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Air & Water Technologies Corporation:


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 33-36327.


					       /s/ ARTHUR ANDERSEN LLP

Roseland, New Jersey
January 30, 1995